SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._______)

Filed by the Registrant |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       COMMERCIAL ASSETS, INC.
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          (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
|_|  (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------
|_|  (2) Aggregate number of securities to which transaction applies:

|_| (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

|_|  (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------
|_|  (5) Total fee paid:

         -----------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         -----------------------------------------------------------------
     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                          [CAX LETTERHEAD]




                                                       April 30, 1998
To Our Stockholders:

      You cordially are invited to the 1998 Annual Meeting of Stockholders (the "Meeting") of Commercial Assets, Inc., a Maryland corporation (the "Company") to be held at 1873 South Bellaire Street, Suite 1700, Denver, Colorado on
Tuesday, June 30, 1998, at 1:00 p.m., local time.

      The formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting are contained in the following pages.

      Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed postage-paid envelope as soon as possible for receipt prior to the Meeting. Stockholders also are entitled to vote on any other matter that properly comes before the Meeting.

      REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                 SINCERELY,


                                 TERRY CONSIDINE
                                 Chairman of the Board and
                                 Chief Executive Officer







                       COMMERCIAL ASSETS, INC.
                 3410 SOUTH GALENA STREET, SUITE 210
                       DENVER, COLORADO 80231
                           (303) 614-9410


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      The 1998 Annual Meeting of Stockholders (the "Meeting") of Commercial Assets, Inc. (the "Company") will be held at 1873 South Bellaire Street, Suite 1700, Denver, Colorado, on Tuesday, June 30, 1998, at 1:00 p.m., local time, to consider and act upon the following matters:

      1. election of Messrs. Bruce D. Benson and Donald L. Kortz, two Class II Directors, to terms expiring in 2001;

      2.    approval of the Commercial Assets, Inc. 1998 Stock
            Incentive Plan (the "1998 Stock Plan"); and

      3. such other business as properly may come before the Meeting and any adjournments or postponements thereof.

      Only Stockholders of record at the close of business on May 11, 1998, the record date for the Meeting, will be entitled to vote at the Meeting.

      The Board of Directors of the Company desires to have maximum representation at the Meeting and requests that you mark, date, sign and timely return the enclosed proxy in the postage-paid envelope provided whether or not you expect to attend the Meeting in person.

                        BY ORDER OF THE BOARD OF DIRECTORS,


                        David M. Becker
                        Secretary

April 30, 1998






                       COMMERCIAL ASSETS, INC.
                 3410 SOUTH GALENA STREET, SUITE 210
                       DENVER, COLORADO 80231
                           (303) 614-9410


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                           PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS
                            JUNE 30, 1998
--------------------------------------------------------------------------

To Our Stockholders:

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Commercial Assets, Inc., a Maryland corporation (the "Company"), of proxies to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") and at any adjournments or postponements thereof. The Meeting will be held at 1873 South Bellaire Street, Suite 1700, Denver, Colorado, on Tuesday, June 30, 1998, at 1:00 p.m., local time. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (the "Proxy Materials") are first being mailed to Stockholders beginning on or about May 12, 1998.

                         GENERAL INFORMATION

SOLICITATION

      The enclosed proxy is being solicited by the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by Directors and officers of the Company. No additional compensation will be paid to the Directors and officers of the Company for the solicitation of proxies. The Company will employ Corporate Investor Communications, Inc., to assist the Company in the solicitation of proxies. The Company expects to incur a fee of approximately $10,000, plus reimbursement of out-of-pocket expenses for this service. All costs of the solicitation will be paid solely by the Company. The Company will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

VOTING RIGHTS AND VOTES REQUIRED

      Holders of record of shares of common stock, par value $.01 per share of the Company (the "Common Stock") at the close of business on May 11, 1998, (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, ____________ shares of Common Stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting. If you are voting by proxy, for your vote to be counted, your properly completed proxy must be received by the Secretary of the Company prior to the time the vote is taken at the Meeting. If your shares are held by your broker or other nominee in "street name," your broker will vote your shares only if you provide instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares may not be voted by that broker.

      The affirmative vote of a plurality of all of the votes cast at the Meeting for the election of directors (assuming a quorum is present) is necessary for the election of a director. For purposes of the election of directors, abstentions or "broker non-votes" will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

      The affirmative vote of a majority of votes present in person or by proxy and entitled to vote at the Meeting (assuming a quorum is present) is required to approve and adopt the 1998 Stock Plan. For purposes of approval of the 1998 Stock Plan, abstentions or "broker non-votes" will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

VOTING OF PROXIES

      Shares of Common Stock represented by all properly executed proxies received prior to the vote at the Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the election of Messrs. Bruce D. Benson and Donald L. Kortz as Directors of the Company and "FOR" approval of the 1998 Stock Plan. Management and the Board of Directors of the Company currently know of no other business to be brought before the Meeting other than as described herein. If any other matters are presented properly to the Stockholders for action at the Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

      You can change your vote at any time before the vote is taken at the Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Company must receive the notice or new proxy card before the vote is taken at the Meeting. Third, you can attend the Meeting and vote in person. Simply attending the stockholder meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

DISSENTER'S RIGHTS OF APPRAISAL

      Under applicable state law, stockholders are not entitled to dissenter's rights of appraisal.

ANNUAL REPORT

      The Company's 1997 Annual Report to Stockholders, including a copy of the Company's 1997 Annual Report on Form 10-K (collectively, the "Annual Report") contains financial and other information about the activities of the Company including financial statements for the year ended December 31, 1997. This report is being mailed with this Proxy Statement to all holders of record on the Record Date. Neither the Company's 1997 Annual Report on Form 10-K nor the Company's 1997 Annual Report to Stockholders is incorporated into this Proxy Statement by reference nor is it a part of the proxy materials.

      Upon written request addressed to the Secretary of the Company at the address listed above, the Company will provide a copy of the Annual Report to anyone whose proxy is being solicited in connection with this Proxy Statement.



                 PROPOSAL 1:  ELECTION OF DIRECTORS

      The charter of the Company provides for three classes of Directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office. The Board of Directors currently consists of seven members, including three Class I Directors whose terms expire in 2000, two Class II Directors whose terms expires in 1998 and two Class III Directors whose terms expire in 1999.

      The By-laws of the Company require that at least three of the seven members of the Board of Directors of the Company and each committee thereof be comprised of persons who are "Independent Directors" of the Company. An Independent Director is defined in the Company's By-laws as a person "who is not affiliated, directly or indirectly, with the person or entity responsible for directing or performing the day-to-day business affairs of the corporation (the advisor), including a person or entity to which the advisor subcontracts substantially all of such functions, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or Director of, the advisor or an affiliated business entity of the advisor." The Independent Directors of the Company are Messrs. Baker, Kortz, Malone and Fries.

      Vacancies on the Board of Directors may be filled by a majority of the remaining members; provided, however, that the Independent Directors must nominate the replacements for vacancies among the Independent Directors. Each Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the Stockholders at which time the Stockholders shall elect a Director to serve the remaining term of the class into which such Director is elected.

      At the Meeting, two Class II Directors will be elected to a term expiring in 2001. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' nominees, Messrs. Benson and Kortz, as the Class II Directors of the Company. Mr. Kortz is also being nominated for election as an Independent Director. Neither management nor the Board of Directors of the Company knows of any reason why Messrs. Benson or Kortz would be unavailable to serve as a Director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if either of Messrs. Benson or Kortz become unavailable for election.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BENSON AND KORTZ TO THE BOARD OF DIRECTORS OF THE COMPANY.



            PROPOSAL 2:  APPROVAL OF THE COMMERCIAL
            ASSETS, INC. 1998 STOCK INCENTIVE PLAN

            The Board has adopted, subject to stockholder approval, the Commercial Assets, Inc. 1998 Stock Incentive Plan (the "1998 Stock Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock and performance share awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. The 1998 Stock Plan provides, in general, that the number of shares of Common Stock reserved for issuance at any time pursuant to outstanding awards under the plan will be limited to 15% of the sum of (i) the number of then outstanding shares of Company Common Stock and (ii) the number of then outstanding units of limited partnership of the Company's operating partnerships, if any ("OP Units"). However, in no event will the total number of shares of Common Stock issuable under the 1998 Stock Plan exceed 3 million shares.

            The Board has adopted the 1998 Stock Plan as part of its policy to further the long-term growth in the Company's earnings by providing incentives to those officers, directors, employees, consultants and advisors who are or will be responsible for such growth; to facilitate the ownership of the Company's stock by such individuals, thereby increasing the identity of their interests with those of the Company's stockholders; and to assist the Company in attracting and retaining officers, directors, employees, consultants and advisors with experience and ability. The Board has determined that, in light of the recent decision to redeploy the Company's assets through the purchase of marinas and interests in marinas, it will likely be desirable to have the flexibility to make awards directly to persons performing services for the Company, rather than to continue to rely solely upon AIC (as defined) to provide such compensation. The Board also believes that the various types of awards provided for under the 1998 Stock Plan will permit a more flexible approach to stock-based incentive compensation. Accordingly, the Board has adopted the 1998 Stock Plan to address these issues, and the Company's existing 1993 Stock Option Plan will be terminated upon stockholder approval of the 1998 Stock Plan. The Board believes that the 1998 Stock Plan reflects the best interests of the Company and recommends its approval by stockholders.

      The full text of the 1998 Stock Plan is attached hereto as Annex A. The summary that follows is subject to the actual terms of the 1998 Stock Plan.

THE 1998 STOCK PLAN

      The 1998 Stock Plan provides for the grant of (i) stock options (including both "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options not intended to qualify as ISOs ("nonqualified options" or "NSOs")), (ii) stock appreciation rights ("SARs") or limited stock appreciation rights ("LSARs"), or both ("rights") and (iii) restricted stock, deferred stock and performance share awards ("restricted awards") to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. On April 27, 1998, the closing market price of the Common Stock as reported on the American Stock Exchange was $6-11/16 per share.

PLAN ADMINISTRATION

      The 1998 Stock Plan will be administered by the Board or a committee thereof consisting solely of two or more non-employee directors of the Company who qualify as "outside directors" for purposes of Section 162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such Board or committee sometimes referred to herein as the "plan administrator"). The 1998 Stock Plan provides that no member of the Board or committee will be liable for any action or determination taken or made in good faith with respect to the 1998 Stock Plan or any option, right or restricted award granted thereunder.

            Subject to the terms of the 1998 Stock Plan, the plan administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of such awards, and the effect, if any, of a change in control of the Company on such awards.

SECURITIES SUBJECT TO THE PLAN

            The 1998 Stock Plan provides, in general, that the number of shares of Common Stock reserved for issuance at any time pursuant to outstanding awards under the plan will be limited to 15% of the sum of (i) the number of then outstanding shares of Company Common Stock and (ii) the number of then outstanding OP Units. However, in no event will the total number of shares of Common Stock issuable under the 1998 Stock Plan exceed 3 million shares. The aggregate number of shares of Common Stock as to which options, rights and restricted awards may be granted to any individual during any calendar year may not, subject to adjustment as set forth below, exceed 80% of the shares reserved for issuance under the 1998 Stock Plan.

      The 1998 Stock Plan provides that, in the event of changes in the Common Stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the 1998 Stock Plan, the purchase price to be paid and/or the number of shares issuable upon the exercise thereafter of any option previously granted and in the purchase price to be paid and/or the number of shares issuable pursuant to restricted awards. Similar adjustments will be made to outstanding rights. The plan administrator will have the discretion to make other appropriate adjustments. The plan administrator has the authority, in the event of any such adjustment, to provide for the cancellation of awards granted under the 1998 Stock Plan in exchange for payment in cash or other property.

ELIGIBILITY

            Discretionary grants of options, rights and restricted awards may be made to any officer (including officers who are directors), director, employee, consultant or advisor of the Company or its direct and indirect subsidiaries who is determined by the plan administrator to be in a position to contribute to the long-term growth in earnings of the Company.

            The 1998 Stock Plan also provides that all non-employee directors of the Company will receive an automatic annual grant of options to purchase 7,500 shares of Common Stock (the "Annual Director Options"). This grant will occur concurrently with the election of the directors at each annual meeting of stockholders. In addition, each year non-employee directors will be permitted to elect to receive shares of Common Stock in lieu of Board of Directors and committee meeting fees for such year.

ISO LIMITATION

            The aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under the 1998 Stock Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000. This restriction does not apply to NSOs, rights or restricted awards.

TERMS AND CONDITIONS OF OPTIONS

            Options will vest and become exercisable according to a schedule established by the plan administrator, except that Annual Director Options will be vested in full as of the date of grant. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised at prescribed times during the remaining years of the option. Options that are not exercised within ten years from the date of grant will expire without value. Except as otherwise determined by the plan administrator in accordance with Rule 16b-3, options are exercisable during the optionee's lifetime only by the optionee.

            Subject to the limitations set forth below, the purchase price of Common Stock pursuant to the exercise of an option will be as determined by the plan administrator and may be adjusted in accordance with the antidilution provisions described in "Securities Subject to the 1998 Stock Plan." The purchase price of NSOs may not be less than the par value of the Common Stock on the date of grant. The purchase price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. The purchase price of Annual Director Options will be equal to the fair market value of the Common Stock on the date of grant. Upon the exercise of any option, the purchase price must be fully paid in cash or by check, or, at the discretion of the plan administrator (except with respect to Annual Director Options), by delivery of Common Stock equal in market value to the exercise price, by delivery of restricted awards equal in market value to the exercise price, by means of a loan from the Company, by means of any cashless exercise procedure approved by the plan administrator, or by a combination of cash, Common Stock, restricted awards, loans, or use of a cashless exercise procedure. If restricted awards are used to pay the exercise price, certain of the shares acquired upon exercise will also be subject to restriction.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

            SARs and LSARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of an SAR, a holder is entitled to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the SAR is exercised. Upon the exercise of an LSAR, a holder is entitled to receive an amount in cash equal in value to the excess of the Change in Control Price (as defined in the award agreement evidencing such LSAR) of one share of Common Stock on the date of exercise over the option price per share specified in the related option (or in the case of an LSAR which is a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the LSAR is exercised.

      With respect to SARs and LSARs that are Related Rights, each such SAR and LSAR will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of any such SAR or LSAR. Unless otherwise determined by the plan administrator at grant, if an SAR or LSAR is granted with respect to less than the full number of shares covered by a related option, the SAR or LSAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such option exceeds the number of shares not covered by such SAR or LSAR. LSARs that are Related Rights can only be exercised within the 30-day period following a Change in Control (as defined in the award agreement evidencing such LSAR) and only to the extent that the options to which they relate are exercisable. SARs that are Related Rights may be exercised at any time that the underlying option is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. With respect to NSOs, Related Rights may be granted at or after the grant of such NSOs. In the case of ISOs, Related Rights may be granted only at the time of grant of the ISOs.

            SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised within the 30-day period following a Change in Control. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

RESTRICTED AWARDS

            A restricted stock award is an award of Common Stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for such period ("restricted period") from the date on which the award is granted, as may be determined by the plan administrator. The plan administrator may also impose such other restrictions and conditions on an award as it deems appropriate. The plan administrator may provide that the foregoing restrictions will lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the plan administrator has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period. Deferred stock is the right to receive Common Stock at the end of a specified deferral period. Performance shares are shares of the Common Stock subject to restrictions based upon the attainment of performance objectives.

            Upon the award of any restricted stock or performance shares, the participant will have the rights of a stockholder with respect to the shares, including dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement for the participant's restricted stock or performance shares. Upon an award of deferred stock, the participant will not have any rights of a stockholder, other than the right to receive dividends, during the specified deferral period.

            Recipients of restricted stock, deferred stock, or performance shares will enter into an award agreement with the Company, in such form as the plan administrator determines, which states the restrictions to which the shares are subject and the date or dates on which such restrictions will lapse. The plan administrator may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

            The vesting of restricted awards may be made subject to the achievement of performance goals specified by the plan administrator at the time of grant. Such goals may be based on funds from operations, adjusted funds from operations, net income and stock price performance.

DEATH--TERMINATION OF EMPLOYMENT--RESTRICTIONS ON TRANSFER

            Upon termination of employment or service for any reason, including upon death, disability or retirement, outstanding options and rights will remain exercisable for such period, and outstanding restricted awards will be treated, in each case as set forth by the plan administrator in the award agreement governing such award.

            In no event may any option or right be exercisable more than ten years from the date it is granted. Except as determined by the plan administrator in accordance with Rule 16b-3, options and rights are transferable.

AMENDMENT; TERMINATION

            The Board may amend or terminate the 1998 Stock Plan at any time, except that stockholder approval is required for any amendment to (i) increase the maximum number of shares of stock which may be issued under the 1998 Stock Plan (except for adjustments as described in "Securities Subject to the Plan"), (ii) change the class of individuals eligible to participate in the 1998 Stock Plan, or (iii) extend the term of the 1998 Stock Plan or the period during which any option, right or restricted award may be granted or any option may be exercised, but in each such case only to the extent required by Section 162(m) of the Code or other applicable law, rule or regulation with respect to the material amendment of any employee benefit plan maintained by the Company. Termination or amendment of the 1998 Stock Plan will not, without the consent of any participant, adversely affect previously granted options, rights or restricted awards, which will continue in effect in accordance with their terms.

PAYMENT OF TAXES

            Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the 1998 Stock Plan are conditional on the making of such payments or arrangements, and the Company will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

            The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of options, rights, restricted awards and Common Stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired upon exercise of an option or right or vesting of a restricted award will be held as a "capital asset" (generally property held for investment) under the Code.

Nonqualified Stock Options

            A participant will generally not be subject to Federal income tax upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to claim a deduction for Federal income tax purposes at such time and in the same amount as the participant recognizes ordinary income.

            A participant will recognize capital gain or loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange.

Incentive Stock Options

            A participant will not be subject to tax upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. See "Nonqualified Stock Options."

            If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

            If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally
(i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

            The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

Exercise with Shares

      According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. See "Nonqualified Stock Options." With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence on the date of receipt.

      The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such surrender will be taxable to the optionee at such time, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income at the time of disposition as discussed above.

Rights

      A grant of SARs or LSARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs or LSARs (other than a Free Standing LSAR), the amount of any cash and the fair market value as of the date of exercise of any shares of the Company's stock received is taxable to the participant as ordinary income. With respect to a Free Standing LSAR, however, a recipient should be required to include as taxable income on the Change in Control date an amount equal to the amount of cash that could be received upon the exercise of the LSAR, even if the LSAR is not exercised until a date subsequent to the Change in Control date. The Company will generally be entitled to claim a deduction for Federal income tax purposes at the same time and in an amount equal to the amount included in the participant's income. Upon the sale of shares acquired upon the exercise of SARs or LSARs, a participant will recognize capital gain or loss in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of his ordinary income.

Restricted Awards

            In the case of a restricted award, a participant generally will not be subject to tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. A participant may elect under Section 83(b) of the Code however, not later than 30 days after acquiring such shares, to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to claim a deduction for Federal income tax purposes at the time when, and to the extent that, income is recognized by the participant. Nevertheless, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

Maximum Tax Rates Applicable to Capital Gain

            Net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual participant upon a disposition of stock that has been held for (i) more than 18 months will generally be subject to tax at a rate not to exceed 20%, (ii) more than 12 months but not more than 18 months will be subject to tax at a rate not to exceed 28%, and (iii) 12 months or less will be subject to tax at ordinary income tax rates.


NEW PLAN BENEFITS

            No grants have yet been made under the 1998 Stock Plan. Accordingly, it is not possible to determine at this time the awards that will be granted under the 1998 Stock Plan. For informational purposes, the table below sets forth the number of options awarded under the existing 1993 Stock Option Plan during fiscal year 1997 to the Company's most senior executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group").

            NAME AND POSITION                  OPTIONS GRANTED
---------------------------------------        ---------------
TERRY CONSIDINE                                       0
      Chairman of the Board and
      Chief Executive Officer

THOMAS L. RHODES                                      0
      Vice Chairman of the Board

DAVID M. BECKER                                       0
      Chief Financial Officer and
      Secretary

EXECUTIVE GROUP                                       0

NON-EXECUTIVE DIRECTOR GROUP                          37,500

EMPLOYEE GROUP                                        0

REASON FOR AUTHORIZATION

            The 1998 Stock Plan is being submitted for stockholder approval pursuant to Sections 162(m) and 422 of the Code and the rules of the American Stock Exchange. It is intended that awards granted under the 1998 Stock Plan may constitute "qualified performance based compensation" for purposes of Section 162(m) of the Code.


VOTE REQUIRED

            The affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Meeting (assuming a quorum is present) is required to approve and adopt the 1998 Stock Plan. If the stockholders do not approve the 1998 Stock Plan, the Board will consider whether to adopt some alternative arrangement based on its assessment of the Company's needs.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 STOCK PLAN.



           DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      Certain information with respect to the nominees for election as Directors, the continuing Directors and the executive officers of the Company, as of April 28, 1998, appears below and was furnished in part by each such person.

      Each executive officer of the Company serves for a term of one year and until his or her successor has been elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of the Directors and executive officers of the Company.



NAME               AGE  FIRST ELECTED       POSITION(S) HELD WITH THE COMPANY
------------------------------------------------------------------------------
TERRY CONSIDINE     51    SEPTEMBER  CHAIRMAN OF THE BOARD OF DIRECTORS (CLASS
                            1996     III) AND CHIEF EXECUTIVE OFFICER
THOMAS L. RHODES    58    SEPTEMBER  VICE CHAIRMAN OF THE BOARD OF DIRECTORS
                            1996     (CLASS I)
DAVID M. BECKER     38    DECEMBER   CHIEF FINANCIAL OFFICER AND SECRETARY
                            1997
DONALD L. KORTZ     57     AUGUST    INDEPENDENT DIRECTOR (CLASS II) AND MEMBER
                            1993     OF THE AUDIT AND COMPENSATION COMMITTEES
RAYMOND T. BAKER    47     AUGUST    INDEPENDENT DIRECTOR (CLASS I) AND MEMBER
                            1993     OF THE AUDIT AND COMPENSATION COMMITTEES
ROBERT J. MALONE    53     AUGUST    INDEPENDENT DIRECTOR (CLASS III) AND
                            1993     MEMBER OF THE AUDIT AND COMPENSATION
                                     COMMITTEES
BRUCE D. BENSON     59    SEPTEMBER  INDEPENDENT DIRECTOR (CLASS II)
                            1996
THOMAS C. FRIES     52    DECEMBER   INDEPENDENT DIRECTOR (CLASS I) AND MEMBER
                            1996     OF THE AUDIT AND COMPENSATION COMMITTEES

      TERRY CONSIDINE has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1998. From September 1996 to April 1998 Mr. Considine served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer. He is the sole owner of Considine Investment Co. Since July 1994, Mr. Considine has also been the Chairman of the Board of Directors and Chief Executive Officer of Apartment Investment and Management Company ("AIMCO"), one of the largest apartment REITs in the United States. Mr. Considine currently serves as Chairman of the Board and Chief Executive Officer of Asset Investors Corporation ("AIC"), a manufactured housing real estate investment trust. Mr. Considine has been and remains involved as a principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr. Considine received a B.A. from Harvard College and a J.D. from Harvard Law School and is admitted as a member of the Massachusetts Bar.

      Mr. Considine has had substantial real estate experience. From 1975 through July 1994, partnerships or other entities in which Mr. Considine had controlling interests invested in approximately 35 multifamily apartment properties and commercial real estate properties. Six of these real estate assets (four of which were multifamily apartment properties and two of which were office properties) did not generate sufficient cash flow to service their related indebtedness and were foreclosed upon by their lenders, causing pre-tax losses of approximately $11.9 million to investors and losses of approximately $2.7 million to Mr. Considine.

      THOMAS L. RHODES has been Vice Chairman of the Board of Directors of the Company and AIC since April 1998. From September 1996 to April 1998, Mr. Rhodes served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer of the Company and AIC . Mr. Rhodes has also been a Director of AIMCO since July 1994. Mr. Rhodes has served as the President and a Director of National Review magazine since 1992. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986. He currently serves as a Director of Delphi Financial Group, Inc. and its subsidiaries, Delphi International, Ltd., Oracle Reinsurance and The Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman of the Empire Foundation for Policy Research, a Trustee of The Heritage Foundation and a Trustee of The Manhattan Institute.

      DAVID M. BECKER has functioned as the Company's Chief Financial Officer and Secretary since December 1997 and was appointed to such position in April 1998. From September 1995 until joining the Company, he was both the Chief Financial Officer of Westfield Development Company, Inc. and Vice President-Finance of The Frederick Ross Co., related companies involved in commercial real estate development, brokerage and management. Prior to September 1995, he held various executive positions with CONCORD Services, Inc., a privately-held company involved in multiple businesses including trading, manufacturing and finance. CONCORD Services, Inc. declared bankruptcy in February 1995. In addition, Mr. Becker was Chief Financial Officer and General Counsel of Ramtron International Corporation, a publicly-held semiconductor manufacturer, from October 1989 until July 1994. Mr. Becker is an attorney and certified public accountant. He received a B.A. from the University of Northern Iowa and a J.D. from the University of Denver.

      DONALD L. KORTZ has served as a Director of the Company and a member of its Audit and Compensation Committees since its organization in 1993. He served as a Director of AIC from June 1988 until August 1993. Mr. Kortz served as President and Chief Executive Officer of Fuller & Company, a Denver-based commercial real estate broker, from April 1987 until October 1995, when he was appointed President and Chief Executive Officer of Rose Community Foundation. Previously, Mr. Kortz served as Chairman of the Board of Trustees of the Rose Health Care Systems, the holding company of Rose Medical Center, Denver, Colorado and as a member of the Denver Board of Water Commissioners. Mr. Kortz also is a member of the Society of Fellows of the University of Denver and is a member of local, state and federal bar associations and Realtors' associations and a member of the Key Bank, N.A., District of Colorado, Advisory Board.

      RAYMOND T. BAKER has served as a Director of the Company, as a member of its Compensation Committee and as Chairman of its Audit Committee since the Company was organized in 1993. He served as a Director of AIC from December 1991 until August 1993. He has been a partner of Gold Crown Management Co., a Denver-based property management company, since 1974. Mr. Baker was a member of the Colorado Economic Development Commission Advisory Board, was a member and Chairman of the Colorado Economic Development Commission, is Chairman of the Metropolitan Football Stadium District, is a member and Chairman of the Denver Metropolitan Major League Baseball District, and is a director of Alpine Bank.

      ROBERT J. MALONE has served as a Director of the Company and a member of the Audit and Compensation Committees since the Company was organized in 1993. He served as a Director of AIC from February 1992 until August 1993. Mr. Malone is Chairman of US Banc (formerly Colorado National Bank, Denver Colorado). From 1969 to 1993, Mr. Malone served in various capacities, including chief executive and senior executive capacities, with Central Banks/Bank Western, Western Capital Investment Corporation, First Interstate Bank of Denver, First Interstate Bank of Idaho and Bank of America, Los Angeles, California. He also serves on the boards of numerous civic and charitable organizations including Chairman of the Board of Directors of Colorado's Ocean Journey, past Trustee and member of the Executive Committee of the Denver Art Museum, Director of Colorado UpLIFT, Trustee of the Denver Area Council Boy Scouts of America and Trustee and Chairman of the Nominating Committee of the Denver Zoological Foundation.

      BRUCE D. BENSON has served as Director of the Company and AIC since October 1, 1996 and previously served as a Director of the Company from February 1992 through November 1993. In February 1998, Mr. Benson became the Chairman of the Compensation Committee. For the past 32 years, he has been President and owner of Benson Mineral Group, Inc., a domestic oil and gas production company located in Denver, Colorado. He is also Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange. He serves on numerous Boards of Trustees and Boards of Directors, including President, Denver Zoological Foundation; Past Chairman and Past President, Boy Scouts of America, Denver Area Council; Trustee and Past President of the Board of Trustees, Berkshire School, Sheffield, Massachusetts; Past Trustee, Smith College, Northampton, Massachusetts; Past Chairman, Colorado Commission on Higher Education; and past member, Board of Directors, University of Colorado Foundation and Chairman of the Major Capital Campaign for the University of Colorado; and Chairman of the Total Learning Environmental Capital Campaign of the University of Colorado. In 1994, he was the Republican nominee for the Governor of Colorado.

      THOMAS C. FRIES has served as a Director of the Company since December 1996. Since 1986, Mr. Fries has been the President and Owner of CP Company, a regional distributor and lessor of refrigeration equipment located in Denver, Colorado. From 1980 to 1995, Mr. Fries served as President and Owner of Cummins Power, Inc., the Rocky Mountain area distributor for Cummins Engine Company, Inc. He has served as Board Chairman of Colorado Outward Bound School and Junior Achievement. He is a Board member of Mountain States Employers Council, Colorado Outward Bound School and is a member of the American Alpine Club.

        MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors held seven meetings in 1997. During 1997, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and any committee thereof on which he served.

      The Audit Committee of the Board of Directors (the "Audit Committee") held two meetings in 1997. Messrs. Baker, Kortz, Malone and Fries are the current members of this committee. Among other things, the Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them as considered necessary to review the progress and results of their work as well as their recommendations. The Audit Committee also reviews internal audit procedures and reporting systems of the Company.

      The Company does not have a Nominating Committee or any other committee performing a similar function. Procedures for nominating persons to the Board of Directors are contained in the Company's By-laws.

      The Compensation Committee of the Board of Directors (the
"Compensation Committee") held no meetings in 1997. Messrs. Kortz, Baker, Malone and Fries are the current members of the Compensation Committee. The Compensation Committee determines and reports to the Board of Directors regarding compensation for the Company's executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The Company's executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company, the Company believes that for the year ended December 31, 1997, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock except as follows:
Messrs. Baker, Kortz and Malone were each late in filing (or failed to file) reports with respect to their receipt of options to purchase 7,500 shares of Common Stock; Messrs. Benson, Considine and Fries were each late in filing reports with respect to their receipt of options to purchase 25,000, 103,561 and 32,500 shares of Common Stock, respectively; and Messrs. Baker, Considine, Fries, Kortz and Malone were each late in filing reports with respect to their receipt of 17,196, 10,000, 10,600 and 10,600 shares of Common Stock, respectively. Messrs. Baker, Benson, Considine, Fries, Kortz and Malone were late in filing (or failed to file) 5, 2, 1, 3, 2 and 2 reports, respectively.

EXECUTIVE COMPENSATION

            In the fiscal year ended December 31, 1997, neither Mr. Considine nor Mr. Rhodes, who served as the Company's Co-Chief Executive Officers until April 1998, received any compensation in his capacity as such. No other executive officer of the Company received total salary and bonus in 1997 in excess of $100,000.

            Through the end of fiscal 1997, neither Mr. Considine nor Mr. Rhodes, each of whom is a stockholder of the Company and AIC, had at any time been granted options to acquire Common Stock.

DIRECTOR COMPENSATION

      During 1997, each Independent Director of the Company received 5,300 shares of Common Stock of the Company plus $300 for each meeting of the Board of Directors or Committee thereof attended. In addition, all Directors are reimbursed for expenses related to attending Board of Directors and Committee meetings.

      Pursuant to the existing 1993 Stock Option Plan, on the date of the 1997 annual stockholders meeting, all non-employee directors of the Company received an automatic grant of options to acquire 7,500 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on such date. Such options were exercisable as to 50% of the shares upon grant and will become exercisable as to an additional 25% on each of the first and second anniversaries of grant. The options have a term of five years.

            If the 1998 Stock Plan is approved, the non-employee directors of the Company will continue to be entitled to receive automatic annual grants of market-price options to acquire 7,500 shares of Common Stock on the date of each annual stockholder meeting. These options will be immediately exercisable upon grant and have a term of ten years. If the 1998 Stock Plan is not approved, directors will continue to receive option grants under the terms of the 1993 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1997, Messrs. Considine and Rhodes each served as Co-Chief Executive Officer and Co-Chairman of the Board of the Company and AIC. Mr. Considine is Chairman of the Board and Chief Executive Officer of AIMCO, and Mr. Rhodes serves on the Compensation Committee of AIMCO.

                          PERFORMANCE GRAPH

      The following graph compares the change in the cumulative total return of the Common Stock for the period from October 13, 1993 (the first day of trading of the Common Stock on the American Stock Exchange) to December 31, 1997, with (i) the cumulative total return of the Standard & Poor's 500 Stock Index ("S:P 500") and (ii) a peer group (the "Peer Group"). The companies comprising the peer group are BRT Realty Trust, Continental Mortgage and Equity Trust and PIMCO Commercial Mortgage Securities, Inc.

      The graph was prepared based on the following assumptions: (a) $100 was invested in (i) the Common Stock on October 13, 1993 (the first day of trading of the Common Stock on the American Stock Exchange) at the close of business; (ii) stock of the companies in the Standard & Poor's 500 Index on September 30, 1993 at the close of business; and (iii) stock of the peer group companies on October 13, 1993 at the close of business; and (b) all dividends received were deemed reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.


           10/13/93   12/31/93   12/31/94   12/31/95  12/31/96   12/31/97

Company       100         99         96       109        147        170
Peer group    100         91         93       103        140        162
S&P 500       100        102        104       142        175        234

      Notwithstanding anything to the contrary contained in any of the Company's filings with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Performance Graph shall not be incorporated into any future filings with the Commission.



                      THE MANAGEMENT AGREEMENT

      The Company entered into a management agreement (the "Management Agreement") with predecessors of Financial Asset Management LLC ("FAM") on August 20, 1993, pursuant to which FAM performed the services and activities described below, among others, relating to the assets and operations of the Company through November 1997. In September 1996, an investor group led by Messrs. Considine, Rhodes and Benson acquired FAM. In November 1997, the assets of FAM, including the Management Agreement, were acquired by AIC who thereby became the manager under the Management Agreement. Mr. Considine is the Chairman of the Board of Directors and Chief Executive Officer of both AIC and the Company, Mr. Rhodes is the Vice Chairman of the Board of Directors of both AIC and the Company, and Mr. Benson is a director (and a current nominee for director) for both companies. The Management Agreement provided for an initial term of one year, subject to extension by agreement between the Company and AIC. The Management Agreement has been extended through December 31, 1998. The terms appearing below in quotes not defined herein are defined in the Management Agreement and have the meanings ascribed to them therein.

      AIC advises the Company on its business and oversees the Company's day-to-day operations, subject to the supervision of the Board of Directors of the Company. AIC also is obligated to present to the Company asset acquisition opportunities consistent with the policies and objectives of the Company and to furnish the Board of Directors of the Company with information concerning the acquisition, holding and disposition of portfolio assets.

      The Management Agreement is approved annually by the Independent Directors. It may be terminated by either party with or without cause at any time upon 60 days' written notice. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events including, among other things, a breach by AIC of any material provision which breach remains uncured for 30 days or the bankruptcy of AIC. The Management Agreement also may be terminated at any time by a majority vote of the Independent Directors or holders of the Common Stock of the Company (excluding shares held by AIC). AIC is entitled to certain termination payments in the event of an acquisition of the Company which results in the termination of the Management Agreement.

      AIC receives various fees for the advisory and other services performed in connection with the Management Agreement. AIC, at its expense, provides all personnel and certain overhead items necessary to conduct the regular business of the Company.

      The Company has agreed to indemnify AIC and its affiliates with respect to all expenses, losses, damages, liabilities, demands, charges or claims of any nature in respect of acts or omissions of AIC made in good faith and in accordance with the standards set forth in the Management Agreement.

      Under the Management Agreement, AIC may receive a base fee, an incentive fee, an acquisition fee and an administrative fee. The base fee, payable quarterly, is 1% of the "average invested assets" of the Company for such year.

      The incentive fee is based on the Company's profitability. AIC is entitled to the incentive fee only after the Company's income (calculated in accordance with the Management Agreement) exceeds a return on the Company's "Average Net Worth" equal to the "Ten-Year U.S. Treasury Rate" plus 1%. Twenty percent of the Company's REIT income in excess of this amount is paid to AIC as the incentive fee. The base fee and the incentive fee are subject to reduction in the event that the "Total Operating Expenses" of the Company exceeds certain amounts.

      The acquisition fee equals 1/2 of 1% of the acquisition cost of each portfolio (excluding transaction costs) asset which AIC assists the Company in acquiring. The purpose of the acquisition fee is to reimburse AIC for its employee costs related to the due diligence procedures it performs in connection with the Company's acquisition of portfolio assets.

      AIC also may perform certain bond administration and other related services for the Company pursuant to the Management Agreement and receives an administrative fee for such services in relation to the complexity of the transaction and the services required.

      The Company declared an aggregate of $11,475,000 in dividends to its Stockholders for the year ended December 31, 1997. For the same period, FAM earned base fees of $598,000, administrative fees of $56,000, incentive fees of $1,450,000 and acquisition fees of $23,000, respectively. AIC earned no fees during 1997.



          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT

      The table below sets forth, as of April 24, 1998, the number of shares of Common Stock beneficially owned by (i) each person known to the Company to be a beneficial owner of more than 5% of its Common Stock; (ii) all Directors, individually, and each executive officer of the Company that holds Common Stock, individually; and (iii) all of the Company's Directors and executive officers as a group, which information was furnished in part by each such person.


                                               Amount and
                                                Nature of
         NAME OF BENEFICIAL OWNER (1)          Beneficial       Percent of
                                              Ownership(2)      Class (3)
------------------------------------------ ------------------- ------------
Asset Investors Corporation                    2,761,126          26.6%
Terry Considine(4)                               181,132           1.7%
Thomas L. Rhodes(5)                               66,349            *
Donald L. Kortz(6)                               103,641           1.0%
Raymond T. Baker(6)                              109,211           1.0%
Robert J. Malone(6)                              101,907           1.0%
Bruce D. Benson(7)                               159,843           1.5%
Thomas C. Fries(8)                                74,891            *
All Directors and executive officers             796,974           7.4%
as a group (7 persons)
-----------------------
    * Denotes ownership of less than 1% of the outstanding shares of Common Stock.
    (1) Unless otherwise indicated, the address for each stockholder is 3410 South Galena Street, Suite 210, Denver, Colorado 80231
    (2) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed.
    (3) All shares of Common Stock which a person had the right to acquire within 60 days after the Record Date, were deemed to be outstanding for the purpose of computing the "Percent of Class" owned by such person but were not deemed to be outstanding for the purpose of computing the "Percent of Class" owned by any other person. On the Record Date, ______ shares of Common Stock were outstanding.
    (4) Includes 77,571 shares of Common Stock held by Titahotwo Limited Partnership ("Titahotwo"), in which Mr. Considine serves as general partner, and 103,561 options exercisable within 60 days which are held by Titahotwo.
    (5)  Includes 40,151 options exercisable within 60 days.
    (6)  Includes 53,125 options exercisable within 60 days.
    (7)  Includes 100,663 options exercisable within 60 days.
    (8)  Includes 24,375 options exercisable within 60 days.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company was formed in August 1993 as a wholly owned subsidiary of AIC. In October 1993, AIC distributed approximately 70% of the outstanding shares of Common Stock of the Company to the Stockholders of AIC (the "Distribution"). At the time of the Distribution, the Company was approved for listing on the American Stock Exchange, Inc. and, thereafter, commenced its operations. As reflected in the table under "Security Ownership of Certain Beneficial Owners and Management," AIC currently owns approximately 27% of the Common Stock of the Company. Messrs. Considine and Rhodes and the officers of the Company are directors and the officers of AIC, respectively. In addition, Mr. Benson is a director of AIC. The Company's day-to-day operations are performed by AIC. See "The Management Agreement" above.

    In connection with the Company's formation, AIC and the Company entered into a Contribution Agreement pursuant to which, among other things, AIC contributed approximately $75 million to the capital of the Company. Each party agreed to indemnify the other against certain liabilities and obligations.

    The Company has determined that AIC's ownership of its Common Stock does not jeopardize the qualification of the Company as a REIT, and has exempted AIC from any restrictions on ownership of Common Stock which may be adopted by the Company, unless there is a change in law or regulation that causes AIC's ownership of the Common Stock to jeopardize the Company's status as a REIT. If such a change in law or regulation should occur, the Company may adopt such provisions as are necessary to maintain its status as a REIT, provided that such provisions, and the enforcement of such provisions, shall be in such a manner as to cause the least interference with AIC's ownership of securities of the Company and shall provide for the payment to AIC of an amount at least equal to: (i) the closing price of the Common Stock on the last business day prior to the redemption date on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or (ii) if not so listed or admitted to trading, the closing bid price on such last business day as reported on the NASDAQ System, if quoted thereon; or (iii) if not determinable as aforesaid, the net asset value of the Common Stock redeemed, as determined in good faith by the Board of Directors of the Company for any such securities to be redeemed. Notwithstanding the foregoing, in no event may the redemption price of the Common Stock be greater than the net asset value of the Common Stock redeemed, as determined in good faith by the Board of Directors.

      See also "Compensation Committee Interlocks and Insider
      Participation."

            COMPANY'S RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Board of Directors of the Company appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided. Stockholders are not being requested to ratify this appointment.

                              OTHER MATTERS

    Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the Stockholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

            STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE 1999
                             PROXY STATEMENT

    Stockholder proposals to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders must be received by the Company on or before [_________].

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              Terry Considine
                              Chairman of the Board


    April 30, 1998


                                                                    ANNEX A


                       COMMERCIAL ASSETS, INC.

                      1998 STOCK INCENTIVE PLAN

    SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.


            The name of this plan is the Commercial Assets, Inc. 1998 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board on [ ], 1998, subject to the approval of the stockholders of the Company, which approval was obtained on [ ], 1998. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, directors, employees, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

            For purposes of the Plan, the following terms shall be defined as set forth below:

            (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2.

            (2) "Annual Non-Employee Director Stock Option" means an annual grant of stock options to a non-employee director of the Company pursuant to Section 5A.

            (3) "Board" means the Board of Directors of the Company.

            (4) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

            (5) "Committee" means the Compensation Committee of the Board or any committee the Board may subsequently appoint to administer the Plan. To the extent applicable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in
    Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

            (6) "Company" means Commercial Assets, Inc., a Maryland corporation (or any successor corporation).

            (7) "Deferred Stock" means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

            (8) "Effective Date" shall mean the date set forth in Section
    11.

            (9) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or any Subsidiary.

            (10) "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

            (11) "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of
    Section 422 of
    the Code.

            (12) "Limited Stock Appreciation Right" means a Stock
    Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in Section 13 or as otherwise defined in the award agreement evidencing such Limited Stock Appreciation Right).

            (13) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

            (14) "Parent Corporation" means any corporation (other the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

            (15) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

            (16) "Partnership" means any operating partnership which may hereafter be formed by the Company.

            (17) "Partnership Units" means units of limited partnership of the Partnership.

            (18) "Performance Share" means an award of shares of Stock pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

            (19) "Restricted Stock" means an award granted pursuant to
    Section 7 of shares of Stock subject to certain restrictions.

            (20) "Stock" means the Common Stock, par value $.01 per share, of the Company.

            (21) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

            (22) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 or any Annual Non-Employee Director Stock Option granted pursuant to Section 5A.

            (23) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



    SECTION 2.  ADMINISTRATION.

            The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary to maintain qualification of awards under the Plan under
    Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

            Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares, (e) Deferred Stock or (f) any combination of the foregoing.

            In particular, the Administrator shall have the authority:

                  (a) to select those Eligible Recipients who shall be Participants;

                  (b)  to determine whether and to what extent Stock
    Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

                  (c) to determine the number of shares of Stock to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted Stock or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted Stock or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares); and

                  (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing granted hereunder to Participants.

            The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

            All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

    SECTION 3.  STOCK SUBJECT TO PLAN.

            The number of shares of Stock reserved for issuance at any time pursuant to outstanding awards under the Plan shall be limited to 15% of the sum of (i) the number of then outstanding shares of Stock and
    (ii) the number of then outstanding Partnership Units; provided, that in no event shall the total number of shares of Common Stock issuable under the 1998 Stock Plan exceed 3 million shares of Stock. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 80% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

            Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan,
    (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

    An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

    SECTION 4.  ELIGIBILITY.

            Officers, directors and employees of the Company or any Subsidiary, and consultants and advisors to the Company or any Subsidiary, who are responsible for or are in a position to contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each award.

    SECTION 5.  DISCRETIONARY GRANTS OF STOCK OPTIONS.

            Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

            The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

            The Administrator shall have the authority to grant any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). Directors who are not officers of the Company, consultants and advisors may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrentl hereunder.

            Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

            (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date and shall not, in any event, be less than the par value (if any) of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

            (2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

            (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

            (4) Method of Exercise. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made
     (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the optionee or (iii) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

            The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

            (5) Loans. The Company may make loans available to Stock
     Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value (if any) of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

            (6) Transferability of Options. Stock Options shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or such transferee; provided, that the Administrator may, in its sole discretion, provide for the non-transferability of Stock Options under such terms and conditions as the Administrator shall determine and set forth in the agreement evidencing such award. Notwithstanding the foregoing, except to the extent permitted by Section 422 of the Code, no Stock Option intended to qualify as an Incentive Stock Option shall be transferable by the optionee.

            (7) Termination of Employment or Service. If an optionee's employment or service as a director, consultant or advisor terminates by reason of death, disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

            (8) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

    SECTION 5A.  ANNUAL NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

            Immediately following each annual meeting of the Company's stockholders, each then non-employee director of the Company shall automatically be granted a Non-Qualified Stock Option to purchase 7,500 shares of Stock (an "Annual Non-Employee Director Stock Option"). The terms and conditions of the Annual Non-Employee Director Stock Options granted pursuant to this Section 5A shall be as follows:

            (1) Option Term. The term of the option shall be ten (10) years from the date of grant.

            (2) Exercise Price. The exercise price per share of Stock subject to such option shall be 100% of the Fair Market Value of the Stock on the date of grant.

            (3) Vesting and Exercisability. The option shall be 100% vested and exercisable as of the date of grant.

            (4) Transferability. The option shall be transferable as provided in Section 5(6).

            (5) Payment of Exercise Price. The exercise price of the option shall be paid in cash or its equivalent as determined by the Administrator.

            (6) Termination of Service. Following termination of service as a director for any reason, the option shall be exercisable as determined by the Administrator at or after grant.

    SECTION 5B.  STOCK GRANTS TO NON-EMPLOYEE DIRECTORS IN LIEU OF
    MEETING FEES

            Each non-employee director of the Company may elect to receive all or any portion of any Meeting Fees in shares of Stock. "Meeting Fees" shall mean all annual retainers and other fees payable for attendance at each regular or special meeting of the Board or any committees attended by a non-employee director. If no such election is timely received by the Company, such director shall receive any Meeting Fees in cash. The number of shares of Stock issuable pursuant to any such election shall be determined based on (i) the amount of Meeting Fees subject to such election and (ii) the Fair Market Value of the Stock as of the date of grant.

    SECTION 6.  STOCK APPRECIATION RIGHTS AND LIMITED STOCK
    APPRECIATION RIGHTS.

            (1) Grant and Exercise. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

            A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

            A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

            (2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

                  (a) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
    Section 5 and this Section 6 of the Plan.

                  (b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

                  (c) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

                  (d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

                  (e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (f) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

                  (g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

                  (h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the right is being exercised, with the Administrator having the right to determine the form of payment.

                  (i) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

                  (j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

                  (k) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined in Section 13 or as otherwise defined by the Administrator in the award agreement evidencing such Limited Stock Appreciation Right) and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                  (l) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the "Change of Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.


    SECTION 7.  RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE
    SHARES.

            (1) General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in paragraph (3) of this Section 7) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Restricted Stock, Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of Restricted Stock, Deferred Stock awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5(5) with respect to the exercise of stock options.

            (2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Deferred Stock Award Agreement" or "Performance Share Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2),
    (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

            The Company may require that the stock certificates evidencing Restricted Stock or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

            With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

            (3) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (a) Subject to the provisions of the Plan, and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions (other than those pursuant to any stockholders agreement) in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant's termination of employment or service, death or disability.

                  (b) Except as provided in paragraph (3)(a) of this
    Section 7, the Participant shall generally have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder with respect to such stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to stock subject to Deferred Stock awards during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

                  (c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such awards.

                  (d) With respect to awards intended to constitute "qualified performance based compensation for purposes of Section 162(m) of the Code, the applicable performance goals shall be based on funds from operations, adjusted funds from operations, net income and stock price performance.

    SECTION 8.  AMENDMENT AND TERMINATION.

            The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

            (1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

            (2) change the class of directors, officers, employees, consultants and advisors eligible to participate in the Plan; or

            (3) extend the maximum option period under paragraph (2) of
     Section 5 of the Plan.

            Notwithstanding the foregoing, stockholder approval under this
    Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

            The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

    SECTION 9.  UNFUNDED STATUS OF PLAN.

            The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    SECTION 10.  GENERAL PROVISIONS.

            (1) The Administrator may require each person purchasing shares pursuant to a Stock Option or otherwise acquiring shares under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

            (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer, director, employee, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its officers, directors, employees, consultants or advisors at any time.

            (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

    SECTION 11.  EFFECTIVE DATE OF PLAN.

            The Plan became effective (the "Effective Date") on [ ], 1998, the date the Company's stockholders formally approved the Plan.

    SECTION 12.  TERM OF PLAN.

            No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

    SECTION 13.  CHANGE OF CONTROL

            Except as otherwise determined by the Administrator in its sole discretion, the exercisability and vesting of all awards granted under the Plan shall be accelerated upon the occurrence of a Change of Control.

            For purposes of the Plan, except as otherwise determined by the Administrator in its sole discretion, "Change of Control" shall mean the occurrence of any of the following events:

            (1) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "person" (as used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation, partnership or other person of which a majority of its voting power or its equity securities or other equity interests is owned directly or indirectly by the Company or of which the Company serves as a general partner or manager (a "Subsidiary"), (B) the Company or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined); or

            (2) The individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (3) Approval by stockholders of the Company of: (A) a merger, consolidation, share exchange or reorganization involving the Company, unless (i) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Company, and (iii) no person (other than the Company or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Company's then outstanding voting securities immediately following such merger, consolidation, share exchange or reorganization (a transaction described in clauses (i) through (iii) is referred to herein as "Non-Control Transaction"); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a "Subject Person") acquires Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.